Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Rose Cummings
(704) 602-7304
rcummings@fairpoint.com

FAIRPOINT COMMUNICATIONS DECLARES FOURTH QUARTER DIVIDEND

CHARLOTTE, N.C. (December 5, 2008) – FairPoint Communications, Inc. (NYSE: FRP) today announced that its Board of Directors has declared a quarterly dividend of $0.2575 per share on FairPoint’s common stock.  This dividend will be payable on January 16, 2009 to stockholders of record at the close of business on December 31, 2008.

Gene Johnson, chairman and CEO of FairPoint, stated “With this action, the Company has again demonstrated its commitment to enhancing stockholder value. The integration of the Northern New England acquisition remains on track and we are optimistic about the business opportunities of the Company and our ability to successfully execute on our long-term business plan.”

About FairPoint

FairPoint Communications, Inc. is an industry leading provider of communications services to communities across the country. Today, FairPoint owns and operates local exchange companies in 18 states offering advanced communications with a personal touch, including local and long distance voice, data, Internet, television and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the risks described in FairPoint’s most recent Quarterly Report on Form 10-Q on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

Source: FairPoint Communications, Inc., www.fairpoint.com.

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